UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

First Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-25023	35-2056949
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112

(Address of Principal Executive Offices) (Zip Code)

(812) 738-2198

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

First Capital, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 23, 2018. Matters voted upon were: (1) election of three directors of one class of the Company’s Board of Directors to serve for three years and until the election and qualification of their successors; (2) ratification of the appointment of Monroe Shine & Co. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018; and (3) approval of a non-binding advisory proposal on Executive Compensation. The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number:

1.              Election of three members of one class of the Company’s Board of Directors to serve for three years and until the election and qualification of their successors:

Director Nominee	For	Withheld	Broker Non-Votes
Kathryn W. Ernstberger	1,584,092	83,126	880,023
William I. Orwick, Sr.	1,552,952	114,266	880,023
Carolyn E. Wallace	1,575,070	92,148	880,023

2.              Ratification of the appointment of Monroe Shine & Co. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

For	Against	Abstentions	Broker Non-Votes
2,514,405	24,599	8,237	0

3.              Approval of a non-binding advisory proposal on Executive Compensation.

For	Against	Abstentions	Broker Non-Votes
1,534,606	91,473	41,139	880,023

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: May 24, 2018	By:	/s/ M. Chris Frederick
Name:M. Chris Frederick
Title: Executive Vice President and Chief Financial Officer

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